Exhibit 99.1
For further information, contact:
Hanover Capital Mortgage Holdings, Inc.
John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO
732-593-1044
HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
2008 THIRD QUARTER RESULTS
     Edison, New Jersey, November 14, 2008 — Hanover Capital Mortgage Holdings, Inc. (NYSE Alternext: HCM) (the “Company” or “HCM”) reported a gain for the quarter ended September 30, 2008 of $34.0 million, or $3.94 per share on a fully-diluted basis, compared to a net loss of $(31.7) million, or $(3.83) per share on a fully diluted basis, for the same period of 2007. This difference is primarily due to the gain realized on the surrender of HCM’s subordinate mortgage-backed securities (“Subordinate MBS”) portfolio in settlement of its repurchase agreement (“Repurchase Agreement”) obligation with RCG PB, Ltd., an affiliate of Ramius Capital Group, LLC (“Ramius”) in August 2008. The gain of $40.9 million represents the amount of repurchase obligation retired over the carry value of the portfolio surrendered. There was no significant loss taken on mark to market of the Subordinate MBS portfolio, during the three months ended September 30, 2008, as occurred during the same period in 2007.
     For the nine months ended September 30, 2008, HCM reported a net loss of $(12.3) million compared to net loss of $(42.3) million for the same period of 2007. This difference is primarily due to the gain realized on the surrender of HCM’s Subordinate MBS in settlement of the Repurchase Agreement obligation in August 2008. The remainder is attributable to the increase in HCM’s general operating deficit for the nine months ended September 30, 2008, due to reduced income and increased operating expenses. Significant changes in HCM’s financial position as of September 30, 2008, from December 31, 2007, are primarily related to the surrender of the Subordinate MBS portfolio to settle the repurchase obligation entered into in August 2007, the reduction in the size of the Agency portfolio and the debt related to the financing of those portfolio assets.
     Excluding the gain of $40.9 million on the surrender of the Subordinate MBS portfolio, HCM would have reported a net loss of $(6.9) and $(53.2), respectively, for the three and nine months ended September 30, 2008.
     HCM’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. Due to unprecedented turmoil in the mortgage and capital markets during 2007 and into 2008, HCM incurred a significant loss of liquidity over a short period of time. HCM’s current operations are not cash flow positive. Additional sources of capital are required for HCM to generate positive cash flows and continue operations beyond 2008. These events have raised substantial doubt about HCM’s ability to continue as a going concern.
     HCM deferred the interest payments on its liabilities due to its two subsidiary trusts issuing preferred and capital securities through the September 30, 2008 and October 30, 2008 interest payment dates. HCM has now deferred interest payments for four consecutive quarters, as allowed under each of these instruments, and can defer no more interest payments. Under the terms of these instruments, the

Company will be required to pay all deferred interest on December 31, 2008 and January 31, 2009, respectively, of approximately $4.8 million in the aggregate, however, the Company does not anticipate having sufficient funds to pay this obligation without an additional source of capital or a restructure of the indebtedness. In connection with the Company’s contemplated merger, discussed below, on September 30, 2008, the Company entered into an exchange agreement, with each of the holders of the Company’s outstanding preferred securities to acquire (and subsequently cancel) all of the Company’s outstanding trust preferred securities for the consideration provided for in the exchange agreements at the time of the closing of the merger. Included in the exchange agreements is an agreement by holders to forbear from making any claims against the Company arising out of or in connection with the various transaction agreements related to the trust preferred securities (including any events of default), unless among other things, the contemplated merger does not occur.
     On September 30, 2008, HCM entered into an Agreement and Plan of Merger, which was amended and restated on October 28, 2008 (as amended and restated, the “Merger Agreement”) with Walter Industries, Inc. (“Walter”) a Delaware limited liability company, and JWH Holding Company, LLC (“Spinco”), a Delaware limited liability company that is a direct, wholly-owned subsidiary of Walter. HCM’s Board of Directors unanimously approved the merger, on the terms and conditions set forth in the Merger Agreement. The Merger Agreement provides that in connection with the merger Spinco will merge with and into HCM, with HCM being the surviving corporation and renamed “Walter Investment Management Corporation.” The merger is expected to be completed in early 2009.
     Pursuant to the Merger Agreement and subject to certain adjustments, the surviving corporation will issue an amount of shares such that Walter stockholders will collectively own approximately 98.5%, and HCM’s stockholders will collectively own approximately 1.5%, of the shares of common stock of the surviving corporation outstanding or reserved for issuance in settlement of restricted stock units of the surviving corporation. In the merger, every 50 shares of HCM common stock outstanding immediately prior to the effective time of the merger will be combined into one share of the surviving corporation common stock. Upon the completion of the merger, each outstanding option to acquire shares of HCM common stock and each other outstanding incentive award denominated in or related to its common stock, whether or not exercisable, will be converted into an option to acquire shares of or an incentive award denominated in or related to the surviving corporation’s common stock, in each case appropriately adjusted to reflect the exchange ratio and will, as a result of the merger, become vested or exercisable.
     John A. Burchett, the Company’s President and CEO, commented, “We are pleased that our contemplated merger with JWH Holding Company, LLC, a wholly-owned Walter subsidiary, is moving forward as planned. We have, on September 30, 2008 entered into the Merger Agreement, as amended on October 28, 2008, and on November 5, 2008, filed our Form S-4 Registration Statement which has not yet become effective with the SEC. In the interim, we continue to focus on generating fee income through our wholly-owned operating subsidiary Hanover Capital Partners 2, Ltd. by rendering valuations, loan sale advisory, and other related services to private companies and government agencies.”

     HCM will host an investor conference call on Monday, November 17, 2008 at 11:00 AM ET. The call will be broadcast on the Internet at www.investorcalendar.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software. For those not able to listen to the live broadcast, a replay will be available for a period of 30 days. To access the live call by phone, dial 877-407-8035 (international callers dial 201-689-8035) several minutes before the call. A recorded replay may be heard through Thursday, November 20th at 11:59 pm ET by dialing 877-660-6853 (international callers dial 201-612-7415) and using playback account #286 and conference ID # 302927.
     Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in prime mortgage loans and mortgage securities backed by prime mortgage loans. For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.
Certain statements in this press release may constitute “forward-looking” statements with the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from expectations. The forward-looking statements are based on HCM’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of HCM’s Annual Report on Form 10-K for the year ended December 31, 2007 and in other securities filings by HCM. HCM’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.
     HCM’s Registration Statement on Form S-4 has not yet become effective. The securities being registered thereunder may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It
     This communication is being made in respect of the proposed merger transaction involving JWH Holding Company and Hanover. In connection with the proposed merger and certain related transactions, Hanover filed a registration statement on Form S-4 containing a preliminary proxy statement/prospectus with the SEC, and Hanover will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to stockholders of Hanover and Walter Industries. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Hanover and Walter Industries, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, at Hanover’s Web site (http://www.hanovercapitalholdings.com).
     Hanover and Walter Industries and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related transactions. Information regarding Hanover’s directors and executive officers is available in Hanover’s proxy statement for its 2008 annual meeting of stockholders and Hanover’s 2007 Annual Report on Form 10-K, which were filed with the SEC on April 24, 2008, and April 2, 2008, respectively, and information regarding Walter Industries’ directors and executive officers is available in Walter Industries’ proxy statement for its 2008 annual meeting of stockholders and Walter Industries’ 2007 Annual Report on Form 10-K, which were filed with the SEC on March 19, 2008, and March 7, 2008, respectively.. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in Hanover’s proxy statement/prospectus and other materials referred to in Hanover’s proxy statement/prospectus.
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HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,
	2008	December 31,
	(Unaudited)	2007
Assets
Cash and cash equivalents	$642	$7,257
Accrued interest receivable	82	1,241
Mortgage Loans
Collateral for CMOs	5,085	6,182
Mortgage Securities
Trading ($1,092 and $30,045, pledged respectively, at period ended)	5,274	30,045
Available for sale (all pledged under a single Repurchase Agreement)	—	82,695
Other subordinate security, available for sale	1,541	1,477
Equity investments in unconsolidated affiliates	175	1,509
Other assets	1,440	4,782

	$14,239	$135,188

Liabilities
Repurchase Agreements (secured with Mortgage Securities)	$—	$108,854
Note Payable (collateralized with Mortgage Securities classified as trading)	1,100	—
Collateralized mortgage obligations (CMOs)	3,143	4,035
Accounts payable, accrued expenses and other liabilities	2,059	5,954
Obligation assumed under assignment of lease in default by subtenant	993	—
Deferred interest payable on liability to subsidiary trusts	3,606	755
Liability to subsidiary trusts issuing preferred and capital securities	41,239	41,239

	52,140	160,837

Commitments and Contingencies	—	—

Stockholders’ Equity (Deficit)
Preferred stock, $0.01 par value, 10 million shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 90 million shares authorized, 8,654,562 and 8,658,562 shares issued and outstanding as of September 30, 2008 and December 31, 2007, respectively	86	86
Additional paid-in capital	102,970	102,939
Cumulative earnings (deficit)	(83,572)	(71,289)
Cumulative distributions	(57,385)	(57,385)

	(37,901)	(25,649)

	$14,239	$135,188

HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues
Interest income	$1,565	$6,194	$10,334	$19,314
Interest expense	2,861	5,246	14,096	12,853

	(1,296)	948	(3,762)	6,461
Loan loss provision	—	—	—	—

Net interest income	(1,296)	948	(3,762)	6,461
Net gain realized on surrender of Subordinate MBS	40,929	—	40,929	—
Gain (loss) on sale of mortgage assets	(19)	(997)	460	(803)
Loss on mark to market of mortgage assets	(6)	(28,701)	(40,543)	(43,325)
Gain (loss) on freestanding derivatives	—	(633)	(98)	1,668
Technology	67	230	325	946
Loan brokering and advisory services	13	—	35	157
Other income (loss)	65	(273)	1,691	(381)

Total revenues	39,753	(29,426)	(963)	(35,277)

Expenses
Personnel	957	869	3,140	2,998
Legal and professional	1,021	410	1,814	1,368
Impairment of investments in unconsolidated affiliates	1,064	—	1,064	—
Lease obligation assumed from defaulting subtenant	993	—	993	—
General and administrative	715	256	1,069	1,276
Depreciation and amortization	608	154	1,028	461
Occupancy	82	80	248	233
Technology	11	104	148	413
Financing	—	256	896	558
Insurance and other	305	195	1,005	493

Total expenses	5,756	2,324	11,405	7,800

Operating income (loss)	33,997	(31,750)	(12,368)	(43,077)
Equity in income of unconsolidated affiliates	29	27	85	82

Income (loss) from continuing operations before income tax provision	34,026	(31,723)	(12,283)	(42,995)
Income tax provision	—	—	—	—

Income (loss) from continuing operations	34,026	(31,723)	(12,283)	(42,995)

Discontinued Operations
Income (loss) from discontinued operations before gain on sale and income tax provision	—	5	—	(623)
Gain on sale of discontinued operations	—	—	—	1,346
Income tax provision from discontinued operations	—	—	—	—

Income from discontinued operations	—	5	—	723

Net Income (loss)	$34,026	$(31,718)	$(12,283)	$(42,272)

Net income (loss) per common share — Basic
Income (loss) from continuing operations	$3.94	$(3.83)	$(1.42)	$(5.28)
Income from discontinued operations	0.00	0.00	0.00	0.09

Net income (loss) per common share — Basic	$3.94	$(3.83)	$(1.42)	$(5.19)

Net income (loss) per common share — Diluted
Income (loss) from continuing operations	$3.94	$(3.83)	$(1.42)	$(5.28)
Income from discontinued operations	0.00	0.00	0.00	0.09

Net income (loss) per common share — Diluted	$3.94	$(3.83)	$(1.42)	$(5.19)

Weighted average shares outstanding — Basic	8,635,988	8,283,536	8,633,759	8,142,470
Weighted average shares outstanding — Diluted	8,635,988	8,283,536	8,633,759	8,142,470

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